Exhibit 99.1
2seventy bio Secures $170 Million in Private Placement Equity Financing
Proceeds to support 2seventy bio’s pipeline of novel cell therapy programs
Financing, combined with reduced net cash spend and ABECMA commercial progress, supports extension of cash runway into 2025
CAMBRIDGE, Mass. – March 16, 2022 – 2seventy bio, Inc. (Nasdaq: TSVT), a leading immuno-oncology cell therapy company, announced today that it has agreed to sell approximately 13,934,427 shares of its common stock to a select group of institutional and accredited investors in a private placement. Upon the closing of the financing, 2seventy bio will receive gross proceeds of approximately $170 million, before payment of offering commissions and expenses, based on a price of $12.20 per share, the closing price of 2seventy bio’s common stock on Nasdaq on March 15, 2022. The financing is expected to close on March 17, 2022, subject to customary closing conditions. Proceeds from the financing will support 2seventy bio’s ongoing research and development activities as well as general corporate purposes and working capital.
The private placement included top healthcare investors: 683 Capital, Armistice Capital, Bain Capital Life Sciences, Boxer Capital, CaaS Capital, Casdin Capital, Cowen Healthcare Investments, EcoR1 Capital, Heights Capital Management, Janus Henderson Investors, Madison Avenue Partners, Newtyn Management, Nick Leschly & family, RTW Investments, and existing investors.
“Roughly 100 days into the launch of 2seventy bio, we have taken important steps to secure the company’s financial foundation. We have increasing conviction in the ABECMA U.S. commercial launch, we are executing on a plan to rebalance our burn, and we have secured important funding from leading healthcare investors. Taken together, we expect these steps will get us through critical milestones and into 2025,” said Nick Leschly, chief kairos officer. “After conducting diligence to understand our platform, pipeline and the commercial outlook for ABECMA, we are pleased to welcome many new investors to our shareholder base. We believe you end up with the investors you deserve, and we have a shareholder base that has a common belief in our mission, an un-incremental, long-term orientation, and the ability to go deep on the science.”
2seventy bio ended 2021 with cash, cash equivalents and marketable securities of $362.2 million. Combined with the company’s expectations for U.S. ABECMA commercial sales in 2022, a reduction in expected net cash spend for 2022 to a range of $190 to $220 million, and the net proceeds from the private placement, the company anticipates that it will have sufficient cash and cash equivalents to fund current planned operations into 2025. 2seventy bio anticipates that this runway will bring the company through meaningful clinical data updates, new INDs and continued progress in the commercialization of ABECMA.
Goldman Sachs & Co. LLC acted as exclusive placement agent. The shares of common stock described above are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company has agreed to file a resale registration statement with the Securities and Exchange Commission, for purposes of registering the resale of the shares of common stock issued in the offering.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock described above, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the shares or common stock described above under the resale registration statement will only be by means of a prospectus.
About 2seventy bio
Our name, 2seventy bio, reflects why we do what we do - TIME. Cancer rips time away, and our goal is to work at the maximum speed of translating human thought into action – 270 miles per hour – to give the people we serve more time. We are building the leading immuno-oncology cell therapy company, focused on discovering and developing new therapies that truly disrupt the cancer treatment landscape.
With a deep understanding of the human body’s immune response to tumor cells and how to translate cell therapies into practice, we’re applying this knowledge to deliver next generation cellular therapies that focus on a broad range of hematologic malignancies, including the first FDA-approved CAR T cell therapy for multiple myeloma, as well as solid tumors. Our research and development is focused on delivering therapies that are designed with the goal to “think” smarter and faster than the disease. Importantly, we remain focused on accomplishing these goals by staying genuine and authentic to our “why” and keeping our people and culture top of mind every day.
For more information, visit www.2seventybio.com.
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2seventy bio is a trademark of 2seventy bio, Inc.
Cautionary Note Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding the expected timing for the closing of the private placement; the anticipated use of proceeds from the private placement; expectations regarding ABECMA commercial sales; planned net cash spend in 2022; and expected cash runway and the impact thereof. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risk that we may not achieve the expected benefits of the separation; the risk that the separation could harm our business, results of operations and financial condition; our lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company; the risk that dedicated financial and/or strategic funding sources may not be available on favorable terms or at all; the risk that the separation may adversely impact our ability to attract or retain key personnel; the risk that the separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; the risk of possible disruption to our business as a result of the separation; the risk that our BLAs and INDs will not be accepted for filing by the FDA on the timeline that we expect, or at all; the risk that our plans with respect to the preclinical and clinical development and regulatory approval of our product candidates may not be successfully achieved on the planned timeline, or at all; the risk that ABECMA will not be as commercially successful as we may anticipate; and the risk that we are unable to manage our operating expenses or cash use for operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the information statement contained in our Registration Statement on Form 10, as supplemented and/or modified by our most recent Quarterly Report on Form 10-Q and any other filings that we have made or will make with the Securities and Exchange Commission in the future. All information in this press release is as of the date of the release, and 2seventy bio undertakes no duty to update this information unless required by law.
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Investors:
Elizabeth Pingpank, 860-463-0469
elizabeth.pingpank@2seventybio.com
Media:
Victoria Wagner (von Rinteln), 703-599-2868
victoria.wagner@2seventybio.com
Morgan Adams, 774-313-9852
morgan.adams@2seventybio.com